Exhibit 99.1

Written Statement of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of CT Communications, Inc. (the “Company”), each hereby certifies that, to his knowledge on the date hereof:

(a)	the Form 10-Q of the Company for the quarter ended March 31, 2003, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to CT Communications, Inc. and will be retained by CT Communications, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Michael R. Coltrane

Michael R. Coltrane
Chief Executive Officer
May 14, 2003

/s/ James E. Hausman

James E. Hausman
Chief Financial Officer
May 14, 2003